Form of Stock Option Agreement

         THIS OPTION HAS NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS. THIS OPTION MAY NOT BE TRANSFERRED EXCEPT BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION.


                                  CD RADIO INC.
                 1994 DIRECTORS' NONQUALIFIED STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of the ____ day of ________ 199_ ("Date of Grant"), by and between CD Radio, Inc., a Delaware corporation (the "Company"), and ____________ (the "Optionee").

         1. Grant of Option. Subject to the terms and conditions hereof and the Company's 1994 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee the right and option (the "Option") to purchase up to five thousand (5,000) shares (the "Shares") of the common stock, $0.001 par value, of the Company, at a price per share of $5.00 (the "Exercise Price"). This Option is intended not to qualify as an Incentive Stock Option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In the case of any stock split, stock dividend or like change in the nature of shares granted by this Agreement occurring after the date hereof, the number of shares and option price shall be proportionately adjusted as set forth in Section 4(k) of the Plan. [Initial Options: This Option shall vest and become fully exercisable on the first anniversary of the Date of Grant./Annual Options: Annual Options shall vest and become fully exercisable immediately upon the Date of Grant.]

         2. Termination of Option. The Option shall terminate, to the extent not previously exercised, ten (10) years from the Date of Grant or earlier in accordance with Sections 4(e), 4(i) and 4(k) of the Plan. The unvested portion of the Option shall terminate immediately upon the Optionee's termination of employment for any reason whatsoever.

         3. Non-transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, this Option shall thereupon terminate and become null and void.
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         4. Investment Intent. By accepting the Option, the Optionee represents and agrees for himself and all persons who acquire rights in the Option through the Optionee, that none of the Shares purchased upon exercise of the Option will be distributed in violation of applicable federal and state laws and regulations. If requested by the Company, the Optionee shall furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by all transfer restrictions imposed by applicable law, legend condition or otherwise) to that effect, prior to delivery of the purchased Shares.

         5. Exercise. Subject to Sections 1 and 2 hereof and the Plan, This Option may be exercised in whole or in part by means of a written notice of exercise signed and delivered by the Optionee (or, in the case of exercise after death of the Optionee by the executor, administrator, heir or legatee of the Optionee, as the case may be) to the Company at the address set forth herein for notices to the Company. Such notice (a) shall state the number of Shares to be purchased and the date of exercise, and (b) shall be accompanied by payment of the full exercise price. Payment of the exercise price may be in cash, by certified or cashier's check or a Director may pay for all or any portion of the aggregate Option exercise price (i) by delivering to the Company shares of Common Stock previously held by such Director or (ii) having shares withheld from the amount of shares of Common Stock to be received by the Director.

         6. Withholding. Prior to delivery of any Shares purchased upon exercise of this Option, the Company shall determine the amount of any United States federal and state income tax, if any, which is required to be withheld under applicable law and shall, as a condition of exercise of this Option and delivery of certificates representing the Shares purchased upon exercise of the Option, collect from the Optionee the amount of any such tax to the extent not previously withheld.

         7. Rights of the Optionee. Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon the Optionee any right to, or guarantee of, continued employment by the Company, or in any way limit the right of the Company to terminate employment of the Optionee at any time, subject to the terms of any employment agreements between the Company and the Optionee.

         8. Professional Advice. The acceptance and exercise of the Option may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he has been advised to consult his personal legal and tax advisor in connection with this Agreement and his dealings with respect to the Option. Without limiting other matters to be considered, the Optionee should consider whether
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upon exercise of the Option, the Optionee will file an election with the
Internal Revenue Service pursuant to Section 83(b) of the Code.

         9. Agreement Subject to Plan. The Option and this Agreement are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy of the Plan previously has been delivered to the Optionee. Should any conflict exist between the provisions of the Plan and those of this Agreement, those of the Plan shall govern and control. This Agreement and the Plan comprise the entire understanding between the Company and the Optionee with respect to the Option.

         10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles to the contrary, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

         11. Notices. Any notice required or permitted to be made or given hereunder shall be mailed via certified or registered mail or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

                     Company:    CD Radio Inc.
                                 1800 Avenue of the Americas
                                 New York, New York 10036
                                 Attention:  David Margolese

                     Optionee:   _______________________
                                 _______________________
                                 _______________________
                                 _______________________


Notices and other communications shall be deemed received and effective upon the earlier of (i) hand delivery to the recipient, or (ii) give (5) days after being mailed by
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certificate or registered mail, postage prepaid, return receipt requested.
Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


CD RADIO INC.:                                     OPTIONEE:


By: _________________________                      _________________________
    Its: _____________________                     Name: ____________________